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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                    Security Capital Atlantic Incorporated
            (Exact Name of Registrant as Specified in Its Charter)

                 Maryland                               85-0415503
         (State of Incorporation)           (I.R.S. Employer Identification No.)


           Six Piedmont Center
            Atlanta, Georgia                              30305
(Address of Principal Executive Offices)                (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                    Each Class is to be Registered
           -------------------                    ------------------------------
Series A Cumulative Redeemable Preferred Stock
par value $.01 per share                             New York Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          A complete description of the shares of Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Preferred Shares" in the Prospectus, forming a part of the Form S-11 Registration Statement (File No. 333-30749) of Security Capital Atlantic Incorporated ("ATLANTIC"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description, and any updated description under such caption in a form of prospectus subsequently filed pursuant to Rule 424 under the Securities Act, is hereby incorporated by reference.

Item 2.   Exhibits.
          ---------

          The following exhibits are filed herewith and with the New York Stock Exchange, Inc.


Exhibit
Number                                  Exhibit
------                                  -------

 4.1 Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference of Exhibit 4.1 to ATLANTIC's Form S-11 Registration Statement (File No. 333-07071; the
               "ATLANTIC S-11")).

 4.2 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference to Exhibit
               4.2 to the ATLANTIC S-11).

 4.3 Articles of Amendment to Second Amended and Restated Articles of Incorporation of ATLANTIC (incorporated by reference to Exhibit
               4.3 to the ATLANTIC S-11).

 4.4 Articles Supplementary to Second Amended and Restated Articles of Incorporation relating to ATLANTIC's Series A Junior Participating Preferred Stock (incorporated by reference to
               Exhibit 4.4 to ATLANTIC's Form 10-K for the year ended December 31, 1996 (File No. 1-12303, the "ATLANTIC 10-K")).

 4.5 Form of Articles Supplementary to Second Amended and Restated Articles of Incorporation relating to ATLANTIC's Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.5 to ATLANTIC's Form S-11 Registration Statement (File No. 333-30749).

 4.6 Second Amended and Restated Bylaws of ATLANTIC (incorporated by reference to Exhibit 4.4 to the ATLANTIC S-11).

 4.7 Rights Agreement, dated as of March 12, 1996, between ATLANTIC and the First National Bank of Boston, as Rights Agent, including form of Rights Certificate (incorporated by reference to Exhibit
               4.5 to the ATLANTIC S-11).

 4.8 Form of stock certificate for shares of common stock of ATLANTIC (incorporated by reference to Exhibit 4.6 to the ATLANTIC S-11).

 4.9 Form of stock certificate for shares of Series A Cumulative Redeemable Preferred Stock of ATLANTIC (incorporated by reference to Exhibit 4.9 to the ATLANTIC's Form S-11 Registration
               Statement (File No. 333-30749)).

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SECURITY CAPITAL ATLANTIC INCORPORATED


                                          By:  /s/ Jeffrey A. Klopf
                                              ----------------------------------
                                              Jeffrey A. Klopf
                                              Secretary

Dated:  August 8, 1997


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